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                                                                 Exhibit 99



March 31, 1994
                                                    1100 Campanile Building
                                                      1155 Peachtree Street
                                                Atlanta, Georgia 30309-3630
                                                   Telephone (404) 870-1100

U.S. Securities and Exchange Commission
Washington, D.C.  20549

Dear Sir or Madam:

We have read the notification of late filing submitted by Policy Management Systems Corporation on Form 12b-25 dated March 31, 1993. We do not disagree with the reason provided in Part III for not filing Form 10-K as of and for the year ended December 31, 1993, within the prescribed period.

Very truly yours,

Coopers & Lybrand



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